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                                                                    EXHIBIT 10.1

                            FIRST AMENDMENT TO LEASE

I.   PARTIES AND DATE.

     This Amendment to Lease (the "Amendment") dated May 1, 2000, is by and between THE IRVINE COMPANY ("Landlord"), and NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation ("Tenant").

II.  RECITALS.

     Landlord and Tenant entered into an undated lease ("Lease") for space in two (2) buildings located at 340 Commerce ("340 Commerce Premises") and 350 Commerce, Suite 200 ("350 Commerce Premises") in Irvine, California.

     Landlord and Tenant each desire to modify the Lease to add approximately 25,277 rentable square feet of space within the building located at 350 Commerce, which is more particularly described on EXHIBIT A attached to this Amendment and herein referred to as "Suites 100 and 250", extend the Lease Term as to the 350 Commerce Premises (but not as to the 340 Commerce Premises), adjust the Basic Rent, and make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III. MODIFICATIONS.

     A. Basic Lease Provisions. The Basic lease Provisions are hereby amended as follows:

          1. Item 1 is hereby deleted in its entirety and substituted therefor shall be the following:

          "1. Premises: The Premises (more particularly described in Section 2.1) consists of space located in two (2) buildings, commonly known as:

          "Building 1 -- 340 Commerce, Irvine, California
          "Building 2 -- 350 Commerce, Suites 100, 200 and 250, Irvine, California"

          2. Item 5 is hereby amended to extend the Term of this Lease as to the 350 Commerce Premises (but not as to the 340 Commerce Premises) to that date (the "New Expiration Date") which is sixty (60) months, plus such additional days as may be required to cause this Lease to terminate on the final day of the calendar month, from and after the "Commencement Date for Suites 100 and 250" (as defined in Article III.C of this Amendment). The Term of this Lease as to the 340 Commerce Premises shall not be extended to the New Expiration Date but instead shall expire on the original Expiration Date of the Lease.

          Subject to the terms and conditions of Section 3.3 of the Lease, Tenant shall have two (2) separate rights to extend the Term of this Lease for single extension periods of sixty (60) months each, one (1) of such periods as to the 350 Commerce Premises and Suites 100 and 250, collectively. Tenant's right to extend the Term as to the 340 Commerce Premises shall be as set forth in Section 3.3 of the Lease, without amendment. Consequently, Tenant's 9 to 12 month window for exercising of its option as to the 340 Commerce Premises contained in the first paragraph of Section 3.3(a) shall be not less than nine (9) months or more than twelve (12) months prior to the original Expiration Date of the Lease, and Tenant's 12 to 15 month "window" for requesting a rental quote from Landlord for the 340 Commerce Premises contained in the first paragraph of Section 3.3(b) shall be not less than twelve (12) months or more than fifteen (15) months prior to the original Expiration Date.

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     Notwithstanding the provisions of the last sentence of Section 3.3(c) of the Lease, Tenant's right to extend the Term provided in Section 3.3(a) as to the 350 Commerce Premises and as to Suites 100 and 250 shall extend from and after the new Expiration Date. Consequently, Tenant's 9 to 12 month "window" for exercising of its option as to the 350 Commerce Premises and Suites 100 and 250 contained in the first paragraph of Section 3.3(a) shall be not less than nine (9) months or more than twelve (12) months prior to the New Expiration Date, and Tenant's 12 to 15 month "window" for requesting a rental quote for the 350 Commerce Premises and for Suites 100 and 250 from Landlord contained in the first paragraph of Section 3.3(b) shall be not less than twelve (12) months or more than fifteen (15) months prior to the New Expiration Date.

     3.   Item 6 is hereby amended by adding the following:

          "Basic Rent for Suites 100 and 250: Commencing on the Commencement Date of Suites 100 and 250, the Basic Rent for Suites 100 and 250 shall be Forty Thousand Four Hundred Forty-Three Dollars ($40,443.00) per month, based on $1.60 per rentable square foot.

          Basic Rent for Suites 100 and 250 is subject to adjustment as follows:

          Commencing twelve (12) months following the Commencement Date of Suites 100 and 250, the Basic Rent for Suites 100 and 250 shall be Forty One Thousand Seven Hundred Seven Dollars ($41,707.00) per month, based on $1.65 per rentable square foot.

          Commencing twenty-four (24) months following the Commencement Date of Suites 100 and 250, the Basic Rent for Suites 100 and 250 shall be Forty Two Thousand Nine Hundred Seventy-One Dollars ($42,971.00) per month, based on $1.70 per rentable square foot.

          Commencing thirty-six (36) months following the Commencement Date of Suites 100 and 250, the Basic Rent for Suites 100 and 250 shall be Forty Four Thousand Two Hundred Thirty-Five Dollars ($44,235.00) per month, based on $1.75 per rentable square foot.

          Commencing forty-eight (48) months following the Commencement Date of Suites 100 and 250, the Basic Rent for Suites 100 and 250 shall be Forty Five Thousand Four Hundred Ninety-Nine Dollars ($45,499.00) per month, based on $1.80 per rentable square foot.

          Basic Rent for the 340 Commerce Premises and for the 350 Commerce Premises shall continue to be payable during Term as extended by this Amendment in accordance with the schedule set forth in Item 6 of Basic Lease provisions of the Lease."

     4. Effective as of the Commencement Date for Suites 100 and 250, Item 8 shall be deleted in its entirety and substituted therefor shall be the following:

          "8. Floor Area of Premises: Approximately 92,558 rentable square feet broken down as follows:

          340 Commerce Premises -- 53,360 rentable square feet

          350 Commerce Premises -- 13,921 rentable square feet

          Suites 100 and 250 -- 25,277 rentable square feet"

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          5. Item 9 is hereby deleted in its entirety and substituted therefor shall be the following:

             "9. Security Deposit: $183,266.00"

          6. Effective as of the Commencement Date for Suites 100 and 250, Item 14 shall be deleted in its entirety and substituted therefor shall be the following:

             "14. Vehicle Parking Spaces: Three Hundred Seventy-Three (373)"

     B. Security Deposit. Concurrently with Tenant's delivery of this Amendment, Tenant shall deliver the sum of Fifty Thousand Forty Nine Dollars ($50,049.00) to Landlord, which sum shall be added to the Security Deposit presently being held by Landlord in accordance with Section 4.3 of the Lease.

     C. Building 2 Signage. Landlord confirms and agrees that the non-exclusive building-top sign on Building 2 referred to in the second sentence of Section
5.2 of the Lease is available for Tenant, and that, subject to that occupancy requirement therein contained, Tenant shall have the right to install such building-top signage in lieu of Tenant's existing exterior eyebrow sign on Building 2. Further, the fourth sentence of Section 5.2 is amended to add "Loan Trader" to the list of names which may appear on Tenant's building-top signage (provided that such entity is in fact conducting business within the Premises).

     D. Floor Plan of Suites 100 and 250. As used herein, "Suites 100 and 250" shall mean the space described on Exhibit A attached to this Amendment. From and after the date of this Amendment, Suites 100 and 250 collectively with the 340 Commerce Premises described on EXHIBIT A attached to the Lease and the 350 Commerce Premises described on EXHIBIT A-1 attached to the Lease, shall constitute the "Premises" as defined in Section 2.1 of the Lease.

     E. Tenant Improvements. Landlord hereby agrees to complete the Tenant Improvements for Suites 100 and 250 in accordance with the provisions of Exhibit X-1, Work Letter, attached to this Amendment. Landlord estimates that this Lease as to Suites 100 and 250 shall commence on or about July 14, 2000 (the "Estimated Commencement Date for Suites 100 and 250"), but Landlord makes no representation or warranty as to such date, and this Lease as to Suites 100 and 250 shall commence on the actual Commencement Date for Suites 100 and 250, as hereinafter defined. As used herein, "Commencement Date for Suites 100 and 250" shall mean the earlier of (a) Landlord's tender of possession of Suites 100 and 250 to Tenant with the "Tenant Improvements" (as defined in the Work Letter attached hereto) for Suites 100 and 250 substantially completed but for minor punch list items, or (b) the date Tenant acquires possession or commences use of Suites 100 and 250 is tendered to Tenant, the parties shall memorialize on a form provided by Landlord the actual Commencement Date for Suites 100 and 250, provided that Tenant's failure to execute that form shall not affect the validity of Landlord's determination of said date.

     If for any reason other than "Tenant Delays" (as defined in the Work Letter attached to this Amendment) or other matters beyond Landlord's reasonable control, the Commencement Date for Suites 100 and 250 has not occurred by the date that is ninety (90) days following the Estimated Commencement Date for Suites 100 and 250, then Tenant may, by written notice to Landlord given at any time thereafter but prior to the actual occurrence of the Commencement Date for Suites 100 and 250, elect to terminate this Amendment. Notwithstanding the foregoing, if at any time during the construction period, Landlord reasonably believes that the Commencement Date for Suites 100 and 250 will not occur on or before ninety (90) days following the Estimated Commencement Date for Suites 100 and 250, Landlord shall notify Tenant in writing of such fact and of a new outside date on or before which the Commencement Date for Suites 100 and 250 will occur, and Tenant must elect within ten (10) days of receipt of such notice to either terminate this Amendment or waive its right to terminate this Amendment provided the Commencement Date for Suites 100 and 250 occurs on or prior to

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the new outside date established by Landlord in such notice to Tenant. Tenant's failure to elect to terminate this Amendment within such ten (10) day period shall be deemed Tenant's waiver of its right to terminate this Amendment as provided in this paragraph as to the previous outside date, but not as to the new outside date established by said notice.

     F. Right of First Refusal. Section 2.4 Right of First Refusal of the Lease is hereby deleted in its entirety and shall have no further force or effect.

IV.  GENERAL.

     A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

     B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

     C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

     D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

     E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

     F. Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

V.  EXECUTION.

     Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:                              TENANT:

THE IRVINE COMPANY       [Legal            NEW CENTURY FINANCIAL CORPORATION,
                        Approval           a Delaware corporation
                          Seal]

By /s/ ROBERT E. WILLIAMS, JR.             By /s/ Edward F. Gotschall
       -----------------------                    ----------------------
       Robert E. Williams, Jr., President
       Irvine Industrial Company, a        Title  Vice Chairman
       division of The Irvine Company             ----------------------

By /s/ NANCY E. TRUJILLO                   By /s/ Stegios Theologides
       -----------------------                    ----------------------
       Nancy E. Trujillo,
       Assistant Secretary                 Title  Secretary
                                                  ----------------------

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